EXHIBIT 10.17

SERVICES AND EXCLUSIVITY AGREEMENT

This Services and Exclusivity Agreement (“Agreement”) is made and entered into as of the 2nd day of November, 2009, by and between LAYNE CHRISTENSEN COMPANY, a Delaware corporation (“Layne”) and CADIZ, INC., a Delaware corporation (“Cadiz”), (each a “Party” and collectively the “Parties”).

RECITALS

A.
Cadiz is a publicly traded company that owns approximately 35,000 acres of land in eastern San Bernardino County (the “Property”), which Property is presently used for the production of agricultural and is the planned location for a water conservation and water banking project (the “Project”);

B.	Cadiz is a going agricultural concern with production wells and monitoring wells on the Property;

C.
Layne is a publicly traded company that provides a full line of water-related services and products including hydrological studies, site selection, well design, drilling and well development, pump installation, and repair and maintenance;

D.
CH2M Hill previously provided an opinion to Cadiz on the total quantity of recoverable water that can be extracted from the Property, as well as the minimum quantity of water that flows across the Fenner Gap and then evaporates from the Cadiz and Bristol Dry Lakes;

E.
The Parties acknowledge that the process of peer reviewing the opinion provided by CH2M Hill will require the collection of additional field data, namely the development of two test wells (“Test Wells”) within Section 18 of the Property, as generally depicted in Exhibit “A” attached hereto; and

F.
Layne initially estimated the cost of collecting the field data necessary to complete the peer review of the Test Wells at approximately $690,050.00, and a final bid contract was executed and is attached hereto as Exhibit “B.”

G.
In drilling the first test well (TW-1), Layne encountered coarse alluvial material and lost circulation of its well when it entered the carbonates and it has requested Cadiz to renegotiate the existing bid contracts.

H.
Layne has prepared a revised estimate to account for the physical circumstances and to provide for a pump test in the alluvium at TW-1 and TW-2, which revised estimate is attached hereto as Exhibit “C.”

I.	Layne and Cadiz desire to confirm their ongoing relationship with respect to the Project.

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

1. Exclusive Services.  During the term of this Agreement and subject to the limitations described in Section 4(b) below, with respect to the Project, Cadiz shall contract exclusively with Layne for the following water-related services (individually, the “Service” and collectively, the “Services”):

(a)	Drilling of bore holes;

(b)	Drilling and completion of monitoring wells, completion of test wells, completion of production wells, and completion of aquifer, storage and recovery wells;

(c)
Servicing the wells and pumps currently on the Property and any that may be drilled in the future.  This work includes any well service, preventative maintenance and well rehabilitation of all wells existing or newly constructed.

(d)	Furnish and install new and replacement pumping equipment for shallow/deep wells, and booster applications.

(e)
Pipeline installations. Layne will be considered a preferred provider of pipeline services and therefore it will be given a fair opportunity to bid on the installation of a pipeline and any pipeline related proposals to convey water to and from the Project and on the Project site.  Cadiz will not select another contractor unless and until it meets and confers with Layne.  However, if Cadiz determines, in its complete discretion, that it desires to use another contractor for pipeline related services while exclusively using Layne for the services identified in 1(a) through 1(d) above, then this Agreement will remain in full force and effect and no further compensation will be due to Layne for pipeline services or otherwise.

Layne agrees to perform the Services in a first-class and high-quality manner typical of the quality of work performed by Layne, with all representations, indemnities and warranties typically offered to purchasers of services similar to the services.  With respect to all Services performed by Layne, Layne will submit to Cadiz an executed contract and detailed scope of services describing the work to be performed by Layne, and outlining the representations, warranties and indemnities provided by Layne.

2. Term.  The term of this Agreement is 10 years from the date of execution.

3. Competitive Services.  Cadiz’ commitment to use Layne for the Services is expressly subject to the limitation that the prices charged by Layne must be competitive.  Layne covenants and agrees that the prices it charges for the Services will be competitively priced.  After receiving a written proposal from Layne for a specific Service, Cadiz may elect to solicit proposals from other competent providers, as agreed between Cadiz and Layne, of services similar to the Services.  If another service provider is willing to provide the specific Service for a price that is at least 15% percent lower than the price quoted by Layne, then Layne will have 14 days to either agree to perform the Service at a price within 5% of the other service provider’s proposal, or if Layne either declines or fails to timely respond, then Cadiz may use the alternative service provider on the specific Service.  Layne’s decision to decline to adjust its price (or refuse to timely respond) on any specific Service will not affect its right to provide exclusive service on future Services.

4. Payment.  The revised work to be provided by Layne and contemplated by the Parties as depicted in Exhibit “C” has been estimated by Layne at $971,120.  As a final and total payment for the completion of the services contemplated by Exhibits A, B and C, inclusive of any and all any unanticipated actions or costs, Cadiz will pay the following:

(a)           $300,000, which payment will be due within 30 days of job completion (the “Initial Payment”).

(b)           If Layne satisfactorily and substantially completes the job before 5.00 p.m. (pst) on November 30, 2009, Layne will be owed the full amount remaining for such work ($671,120) (the “Full Payment”).  However, if Layne completes the job at any time after 5.00 p.m. (pst) on November 30, 2009, in lieu of full payment, Layne will be owed only the sum of $530,585 in full satisfaction for such work (the “Reduced Payment”).  The Full Payment and the Reduced Payment may collectively be referred to as the “Remaining Payment”).  The Remaining Payment will be payable as follows (without any interest owed to Layne):

(1)           If Cadiz transmits written notice by December 31, 2012 of its intention to proceed with the Project and to use Layne as the exclusive provider of Services as provided herein, Cadiz will not owe Layne any of the Remaining Payment, and the Initial Payment will be in full satisfaction of the work described above.

(2)           If Cadiz transmits written notice by December 31, 2012 of its intention to proceed with the Project and not use Layne as its exclusive provider of services as provided herein, in Cadiz’s reasonable discretion, Cadiz will pay Layne 125% of the applicable Remaining Payment owed to Layne and the exclusivity requirements shall terminate.

(3)           If Cadiz transmits written notice by December 31, 2012 of its intention not to proceed with the Project, Cadiz will pay Layne the applicable Remaining Payment owed to Layne within 30 days of such notice and the exclusivity requirements shall terminate.

(4)           If the Project is halted because in Cadiz’s sole and complete discretion it determines that: (a) the two test wells do not meet Cadiz’s expectations or (b) the Project is deemed technically infeasible, then Cadiz will pay Layne the full applicable Remaining Payment as stated in 4(b)(3), within 30 days of Cadiz’s determination.

(5)           Regardless of any such action Cadiz takes with regards to 4(b)(1) through (4) above, Cadiz will notify Layne in writing absolutely no later than December 31, 2012 of Cadiz’s intentions to proceed with the Project or not to proceed with the Project.

(6)           If Cadiz notifies Layne of the termination of the Project pursuant to paragraph 4(b)(3) or 4(b)(4) above, and Cadiz subsequently elects to resume the Project within five years after the date of such notice, the Parties’ rights and obligations under this Agreement will be reinstated as if the Project had not been terminated, with the term continuing to run from the original date of this Agreement.

5. Covenant of Good Faith and Fair Dealing.  This Agreement shall be subject to the covenant of good faith and fair dealing.

6. Miscellaneous.

(a)           Notices.  All notices, requests, demands or other communications required, permitted or desired to be given hereunder shall be deemed to have been duly given if delivered in writing by hand delivery, one business day after delivery by overnight courier, or 72 hours after deposit in the US mail and mailed by certified mail and addressed as follows:

If to Cadiz:	Tim Shaheen, CFO Cadiz, Inc. 550 S. Hope Street, Suite 2850 Los Angeles, CA 90071
With a copy to:	Scott Slater Brownstein Hyatt Farber Schreck, LLP 21 East Carrillo Street Santa Barbara, CA 93101
If to Layne:	Bob Ereth, General Manager Layne Christensen Company 11001 Etiwanda Avenue Fontana , CA 92337

(b)           Assignment.  Layne may not assign this Agreement without Cadiz’s approval, which approval Cadiz may withhold in its sole discretion.

(c)           Entire Agreement.  This Agreement, including all exhibits and schedules, contains the entire agreement between the Parties hereto with respect to the transactions contemplated herein.

(d)           Amendments. This Agreement may be amended, modified or supplemented only by mutual written consent of the Parties to this Agreement.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

(f)           Attorneys Fees.  Should any action or proceeding be necessary to construe or enforce the terms and conditions of this Agreement, or the rights and duties of the Parties hereunder, the Party prevailing in such action shall be entitled to recover all court costs and actual attorneys’ fees.

(g)           Time is of the Essence.  Time is of the essence with respect to each provision in this Agreement.

(h)           Severability.  In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(i)           Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have set forth their signatures as of the date first written above.

CADIZ, INC.	LAYNE CHRISTENSEN COMPANY

/s/ Scott S. Slater	/s/ Robert A. Ereth
Scott S. Slater	By: Robert A. Ereth
General Counsel	Its: General Manager

EXHIBIT “A”

DESCRIPTION AND LOCATION OF TEST WELLS

EXHIBIT “B”

FINAL BID CONTRACT TEST WELLS

EXHIBIT “C”

ESTIMATE TW-1 AND TW-2 WELLS

AMENDMENT NO. 1 TO
SERVICES AND EXCLUSIVITY AGREEMENT

This Amendment No. 1 to Services and Exclusivity Agreement (“Amendment”) is made and entered into as of January 4, 2010, by and between LAYNE CHRISTENSEN COMPANY, a Delaware corporation (“Layne”) and CADIZ, INC., a Delaware corporation (“Cadiz”), (each a “Party” and collectively the “Parties”).

RECITALS

A.	The Parties signed that certain Services and Exclusivity Agreement dated as of November 2, 2009;

B.	The Parties desire that Layne also perform the services described in that certain Project Estimate (“Project Estimate”) for the TW-2(B) Test Hole (“TW-2(B) Well”); and

C.	The Parties desire to amend the Agreement to include the TW-2(B) Well.

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

1. Amendment.  The Agreement is hereby modified and amended by this Amendment.  Except as expressly modified herein, the Agreement continues in full force and effect.  All capitalized terms not defined herein shall have the meanings given in the Agreement.

2. Payment.  In addition to the payment provisions described in Section 6 of the Agreement, the following shall apply with respect to the payment for the TW-2(B) Well:

(a) Pursuant to the terms described in the Project Estimate, the estimated cost to complete the TW-2(B) Well is $117,375.00.

(b) Promptly following execution of the Project Estimate, Cadiz shall pay Layne 40% of the estimated cost to complete the TW-(B) Well ($46,950) (“Initial TW-2(B) Payment”).

(c) If Layne satisfactorily and substantially completes the work before 5:00 p.m. (pst) on January 19, 2010, Layne will be owed the full amount remaining for such work ($70,425).  However, if Layne completes the work at any time after such date, the remaining amount owed to Layne shall be reduced by 10%.  Every two weeks that the work has not satisfactorily and substantially completed commencing on 5:00 p.m. (pst) on February 2, 2010, the remaining payment will be reduced by an additional 10% until the work is completed.  The remaining payment owed for the TW-2(B) Well, as it may be reduced as set forth above is referred to as “Remaining TW-2(B) Payment”.  The Remaining TW-2(B) Payment will be payable as follows (without any interest owed to Layne):

(1) If Cadiz transmits written noticed by December 31, 2012, of its intention to proceed with the Project and to use Layne as the exclusive provider of Services, Cadiz will not owe Layne any of the Remaining TW-2(B) Payment, and the Initial TW-2(B) Payment will be in full satisfaction of the work described above.

(2) If Cadiz transmits written notice by December 31, 2012, of its intention to proceed with the Project and not use Layne as its exclusive provider of services as provided herein, in Cadiz’s reasonable discretion, Cadiz will pay Layne 125% of the applicable Remaining TW-2(B) Payment owed to Layne and the exclusivity requirements shall terminate.

(3) If Cadiz transmits written notice by December 31, 2012, of its intention not to proceed with the Project, Cadiz will pay Layne the applicable Remaining TW-2(B) Payment owed to Layne within 30 days of such notice and the exclusivity requirements shall terminate.

3. Execution in Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

IN WITNESS WHEREOF, the Parties have set forth their signatures as of the date first written above.

CADIZ, INC.	LAYNE CHRISTENSEN COMPANY

/s/ Scott S. Slater	/s/ Robert A. Ereth
Scott S. Slater	By: Robert A. Ereth
General Counsel	Its: General Manager

AMENDMENT NO. 2 TO
SERVICES AND EXCLUSIVITY AGREEMENT

This Amendment No. 2 to Services and Exclusivity Agreement (“Amendment No. 2”) is made and entered into as of January 27, 2010, by and between LAYNE CHRISTENSEN COMPANY, a Delaware corporation (“Layne”) and CADIZ, INC., a Delaware corporation (“Cadiz”), (each a “Party” and collectively the “Parties”).

RECITALS

A.	The Parties signed that certain Services and Exclusivity Agreement dated as of November 2, 2009 (“Original Agreement”);

B.	On or about January 4, 2010, the Parties signed that certain Amendment No. 1 to Services and Exclusivity Agreement (“Amendment No. 1”);

C.	The Parties desire to confirm the amount of payment owed to Layne under the Original Agreement;

D.
The Parties desire that Layne also perform the services described in that certain Project Estimate (“Project Estimate”) for the TW-3 Test Hole (“TW-3 Well”), which Project Estimate is attached hereto as Exhibit A; and

E.	The Original Agreement, as amended by Amendment No. 1 may hereafter be referred to as the “Agreement”.

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

1. Amendment.  The Agreement is hereby modified and amended by this Amendment No. 2.  Except as expressly modified herein, the Agreement continues in full force and effect.  All capitalized terms not defined herein shall have the meanings given in the Agreement.

2. Payment of TW-1 and TW-2 Wells.  Although the Remaining Payment will continue to be deferred in accordance with Section 4(b) of the Original Agreement, the Parties acknowledge that Layne has met the requirements necessary for the Full Payment with respect to TW-1 and TW-2.  Further, because of additional work performed by Layne and approved by Cadiz, the amount of the Remaining Payment for TW-1 and TW-2 shall be increased by $81,270 ($752,390 total Remaining Payment for TW-1 and TW-2).

3. TW-3 Well.  With respect to TW-3, the Parties agree that Layne will perform the work and for the fees described in the Project Estimate ($72,350).  Such work shall be performed in a timely manner.  The following shall apply with respect to the payment for the TW-3 Well:

 (a)           Within 30 days following substantial completion of the TW-3 Well, Cadiz shall pay Layne 40% of the total amount owed under the Project Estimate ($28,940) (“Initial TW-3 Payment”).

(b)           The remaining payment owed for the TW-3 Well is referred to as the “Remaining TW-3 Payment”).  The Remaining TW-3 Payment will be payable as follows (without any interest owed to Layne):

(1)           If Cadiz transmits written notice by December 31, 2012 of its intention to proceed with the Project and to use Layne as the exclusive provider of Services, Cadiz will not owe Layne any of the Remaining TW-3 Payment, and the Initial TW-3 Payment will be in full satisfaction of the work described above.

(2)           If Cadiz transmits written notice by December 31, 2012 of its intention to proceed with the Project and not use Layne as its exclusive provider of services as provided herein, in Cadiz’s reasonable discretion, Cadiz will pay Layne 125% of the Remaining TW-3 Payment owed to Layne and the exclusivity requirements shall terminate.

(3)           If Cadiz transmits written notice by December 31, 2012 of its intention not to proceed with the Project, Cadiz will pay Layne the applicable Remaining TW-3 Payment owed to Layne within 30 days of such notice and the exclusivity requirements shall terminate.

4. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have set forth their signatures as of the date first written above.

CADIZ, INC.	LAYNE CHRISTENSEN COMPANY

/s/ Scott S. Slater	/s/ Robert A. Ereth
Scott S. Slater	By: Robert A. Ereth
General Counsel	Its: General Manager

EXHIBIT A
PROJECT ESTIMATE TW-3 WELL